Exhibit 5.1

[Skadden Letterhead]

October 30, 2013

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, IN 47708

RE:                           Springleaf Finance Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Springleaf Finance Corporation, an Indiana corporation (the “Company”), in connection with the public offering of: (i) up to $300,000,000 aggregate principal amount of 6.00% Senior Notes due 2020 (the “New 2020 Notes”); (ii) up to $650,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 (the “New 2021 Notes”); and (iii) up to $300,000,000 aggregate principal amount of 8.25% Senior Notes due 2023 (the “New 2023 Notes” and, together with the New 2020 Notes and New 2021 Notes, the “New Notes”). The New 2020 Notes are to be offered in exchange (the “2020 Exchange Offer”) for a like principal amount of the issued and outstanding 6.00% Senior Notes due 2020 (the “Old 2020 Notes”) under the Indenture, dated as of May 29, 2013 (the “2020 Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of May 29, 2013 (the “2020 Registration Rights Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers of the Old 2020 Notes. The New 2021 Notes are to be offered in exchange (the “2021 Exchange Offer”) for a like principal amount of the issued and outstanding 7.75% Senior Notes due 2021 (the “Old 2021 Notes”) under the Indenture, dated as of September 24, 2013 (the “2021 Indenture”), by and between the Company and the Trustee, as contemplated by the Registration Rights Agreement, dated as of September 24, 2013 (the “2021 Registration Rights Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Old 2021 Notes. The New 2023 Notes are to be offered in exchange (together with the 2020 Exchange Offer and 2021 Exchange Offer, the “Exchange Offers”) for a like principal amount of the issued and outstanding 8.25% Senior Notes due 2023 (the “Old 2023 Notes” and, together with the Old 2020 Notes and Old 2021 Notes, the “Old Notes”) under the Indenture, dated as of September 24, 2013 (together with the 2020 Indenture and 2021 Indenture, the “Indentures”), by and between the Company and the Trustee, as contemplated by the Registration Rights Agreement, dated as of September 24, 2013 (together with the 2020 Registration Rights Agreement, the 2021 Registration Rights Agreement, and the agreement granting registration rights to certain holders of the Old Notes, the “Registration Rights Agreements”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Old 2023 Notes.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                                 the registration statement on Form S-4 relating to the New Notes to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(b)                                 executed copies of the Indentures;

(c)                                  executed copies of the Registration Rights Agreements;

(d)                                 the form of the New Notes, included as an exhibit to the applicable Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as expressly set forth in the opinion below, the validity and binding effect thereof on such parties.  We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Indiana) in connection with the transactions contemplated by, and the performance of its obligations under, the Exchange Offers, other than the laws of the State of New York insofar as we express our opinions herein.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Indentures, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinion herein stated.  Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.  The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a)                                 we have assumed that the Trustee’s certificates of authentication of the New Notes will have been manually signed by one of the Trustee’s authorized officers and that the New Notes conform to the forms thereof examined by us;

(b)                                 we do not express any opinion as to the effect on the opinions expressed herein of the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(c)                                  we have assumed that the execution and delivery by the Company of the Indentures and the performance by the Company of its respective obligations thereunder does not and will not violate, conflict with or constitute a default under (i) the articles of incorporation and by-laws of the Company, (ii) any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) any law, rule, or regulation to which the Company or any of its subsidiaries is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except we do not make the assumption set forth in clauses (iii)-(v) with respect to Opined on Law);

(d)                                 the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e)                                  we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indentures or any transactions contemplated thereby; and

(f)                                   to the extent that the opinion stated herein relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Indenture, such opinion is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the forms examined by us) have been duly executed, authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indentures, the Registration Rights Agreements and the Exchange Offers, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP